EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                  CENTIV, INC.

     FIRST:     The name of the corporation is Centiv, Inc.

     SECOND:     The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, St. 400, Wilmington, Delaware 19808. The name of the Corporation's registered agent at such address is Corporation Service
Company.

     THIRD:     The nature of the business and the objects and purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:

     1. AUTHORIZED SHARES. The total number of shares of stock of all classes which the Corporation shall have authority to issue is forty million (40,000,000), of which five million (5,000,000) shall be shares of Preferred Stock with a par value of $0.001 per share ("Preferred Stock"), and thirty-five million (35,000,000) shall be shares of Common Stock with a par value of $0.001 per share ("Common Stock").

     2. PREFERRED STOCK.

     (a) The Preferred Stock shall be issuable in series, and in connection with the issuance of any series of Preferred Stock and to the extent now or hereafter permitted by the laws of the State of Delaware, the Board of Directors is authorized to fix by resolution the designation of each series, the stated value of the shares of each series, the dividend rate or rates of each series (which rate or rates may be expressed in terms of a formula or other method by which such rate or rates shall be calculated from time to time) and the date or dates and other provisions respecting the payment of dividends, the provisions, if any, for a sinking fund for the shares of each series, the preferences of the shares of each series in the event of the liquidation or dissolution of the Corporation, the provisions, if any, respecting the redemption of the shares of each series and, subject to requirements of the laws of the State of Delaware, the voting rights (except that such shares shall not have more than one vote per share), the terms, if any, upon which the shares of each series shall be convertible into or exchangeable for any other shares of stock of the Corporation and any other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of each series.

     (b) Preferred Stock of any series redeemed, converted, exchanged, purchased, or otherwise acquired by the Corporation shall constitute authorized but unissued Preferred Stock.

     (c) All shares of any series of Preferred Stock, as between themselves, shall rank equally and be identical (except that such shares may have different dividend provisions); and all series of Preferred Stock, as between themselves,

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shall rank equally and be identical except as set forth in resolutions of the
Board of Directors authorizing the issuance of such series.

     3. COMMON STOCK.

     (a) After dividends to which the holders of Preferred Stock may then be entitled under the resolutions creating any series thereof have been declared and after the Corporation shall have set apart the amounts required pursuant to such resolutions for the purchase or redemption of any series of Preferred Stock, the holders of Common Stock shall be entitled to have dividends declared in cash, property, or other securities of the Corporation out of any net profits or net assets of the Corporation legally available therefor, if, as and when such dividends are declared by the Corporation's Board of Directors.

     (b) In the event of the liquidation or dissolution of the Corporation's business and after the holders of Preferred Stock shall have received amounts to which they are entitled under the resolutions creating such series, the holders of Common Stock shall be entitled to receive ratably the balance of the Corporation's net assets available for distribution.

     (c) Each share of Common Stock shall be entitled to one vote upon all matters upon which stockholders have the right to vote, but shall not be entitled to vote for the election of any directors who may be elected by vote of the Preferred Stock voting as a class if so provided in the resolution creating such Preferred Stock pursuant to Section 2(a) of this Article FOURTH.

     4. PREEMPTIVE RIGHTS. No holder of any shares of the Corporation shall have any preemptive right to subscribe for or to acquire any additional shares of the Corporation of the same or of any other class whether now or hereafter authorized or any options or warrants giving the right to purchase any such shares, or any bonds, notes, debentures or other obligations convertible into any such shares.

     FIFTH:     The Corporation is to have perpetual existence.

     SIXTH:     The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     SEVENTH:     Except as may otherwise be fixed by resolution of the Board of
Directors pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of Preferred Stock to elect directors as a class, the number of directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. The directors, other than those who may be elected by the holders of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. The first class shall be initially elected for a term expiring at the next ensuing annual meeting, the second class shall be initially elected for a term expiring one year thereafter, and the third class shall be elected for a term expiring two years thereafter, with each member of each class to hold office until his successor is elected and qualified. At each annual meeting of the stockholders of the Corporation held after the initial classification and election of directors, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Advance notice of


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stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation. Except as may otherwise be fixed by resolution of the Board of Directors pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of Preferred Stock to elect directors as a class, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or any other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created (subject to the requirements of this Article SEVENTH that all classes be as nearly equal in number as possible) or in which the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

     Subject to any rights of the holders of Preferred Stock to elect directors as a class, a director may be removed only for cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     1. To adopt, amend and repeal the Bylaws of the Corporation. Any Bylaws adopted by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing or any other provision in this Certificate of Incorporation or the Bylaws of the Corporation to the contrary, Article II, Sections 3 and 7 and Article III, Sections 1, 2 and 3 of the Bylaws shall not be amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     2. To fix and determine, and to vary the amount of, the working capital of the Corporation, and to determine the use or investment of any assets of the Corporation, to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves.

     3. To authorize the purchase or other acquisition of shares of stock of the Corporation or any of its bonds, debentures, notes, scrip, warrants or other securities or evidence of indebtedness.

     4. Except as otherwise provided by law, to determine the places within or without the State of Delaware, where any or all of the books of the Corporation shall be kept.

     5. To authorize the sale, lease or other disposition of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best.

     6. To authorize the borrowing of money, the issuance of bonds, debentures and other obligations or evidences of indebtedness of the Corporation, secured or unsecured, and the inclusion of provisions as to redeemability and convertibility into shares of stock of the Corporation or otherwise; and the mortgaging or pledging, as security for money borrowed or bonds, notes, debentures or other obligations issued by the Corporation, of any property of the Corporation, real or personal, then owned or thereafter acquired by the Corporation.

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     7. To authorize the negotiation and execution on behalf of the Corporation of agreements with officers and other employees of the corporation relating to the payment of severance compensation to such officers or employees.

     In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the Bylaws of the Corporation. Subject to any limitation in the Bylaws, the members of the Board of Directors shall be entitled to reasonable fees, salaries, or other compensation for their services, as determined from time to time by the Board of Directors, and to reimbursement for their expenses as such members. Nothing herein contained shall preclude any director from serving the Corporation or its subsidiaries or affiliates in any other capacity and receiving compensation therefor.

     Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article SEVENTH.

     EIGHTH:     Both stockholders and directors shall have power, if the Bylaws so provide, to hold their meetings and to have one or more offices within or without the State of Delaware. Except as may otherwise be fixed by resolution of the Board of Directors pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of Preferred Stock, special meetings of stockholders may be called only by the Chairman, if any, on his own initiative, the President on his own initiative or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article EIGHTH.

     NINTH:     Except as otherwise provided in this Certificate of
Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     TENTH:

          (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing

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violation of law, (iii) under Section 174 of the General Corporation Law of the
State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware, or any other applicable law, is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, or any other applicable law, as so amended. Any repeal or modification of this Section (a) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          (b) (1) Each person who has or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, or any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section (b) with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware, or any other applicable law, requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section (b) or otherwise.

          (2) If a claim under paragraph (1) of this Section (b) is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also

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the expense of prosecuting such claim. It shall be a defense to any such action
(other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct that makes it permissible under the General Corporation Law of the State of Delaware, or any other applicable law, for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, stockholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, or any other applicable law, nor an actual determination by the Corporation (including its Board of Directors, stockholders or independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware, or any other applicable law.

     (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section (b) with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     (6) Any repeal or modification of this Section (b) by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

     ELEVENTH:     In determining whether an "Acquisition Proposal" is in the best interests of the Corporation and its stockholders, the Board of Directors shall consider all factors it deems relevant including, without limitation, the following:

     (a) The consideration being offered in the Acquisition Proposal, not only in relation to the then current market price, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the Corporation as an independent entity; and

     (b) Such other factors the Board of Directors determines to be relevant, including among others the social, legal and economic effects upon employees, suppliers, customers and the communities in which the Corporation is located, as well as on the long term business prospects of the Corporation.

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     "Acquisition Proposal" means any proposal of any person (i) for a tender offer, exchange offer or any other method of acquiring any equity securities of the Corporation with a view to acquiring control of the Corporation, (ii) to merge or consolidate the Corporation with another corporation, or (iii) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation.

     This Article ELEVENTH shall not be interpreted to create any rights on behalf of third persons, such as employees, suppliers, or customers.

     TWELFTH:     The Corporation has elected to be governed by Section 203 of the General Corporation Law of Delaware.

     THIRTEENTH: The name and mailing address of the incorporator is as follows:

                    NAME                      MAILING ADDRESS
               Deborah M. Connor          Gardner, Carton & Douglas
                                          321 N. Clark Street, Suite 3400
                                          Chicago, Illinois 60610

     THE UNDERSIGNED, being the sole incorporator hereinafter named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true, and accordingly has set her hand this 11th day of April 2002.

                                        /s/ DEBORAH M. CONNOR
                                        ---------------------
                                        Deborah M. Connor, Incorporator

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             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

                      SERIES A CONVERTIBLE PREFERRED STOCK
                         ($0.001 PAR VALUE PER SHARE) OF

                                  CENTIV, INC.

        (PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW)

     I, William M. Rychel, President of CENTIV, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law, do hereby certify that:

     A. The Certificate of Incorporation (the "Certificate of Incorporation") of the Corporation authorizes the issuance of up to 5,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock"), in one or more series, and further authorizes the Board of Directors to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by the Certificate of Incorporation and to determine with respect to each such series, the voting powers, full or limited, if any, and the designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions appertaining thereto.

     B. A resolution providing for and in connection with the issuance of the Preferred Stock was duly adopted by the Board of Directors on April , 2002 pursuant to authority expressly conferred on the Board of Directors by the provisions of the Certificate of Incorporation as aforesaid, which resolution provides as follows:

     RESOLVED: that the Board of Directors, pursuant to authority expressly vested in it by Section B of the ARTICLE FOURTH of the Certificate of Incorporation (the "Certificate of Incorporation") of Centiv, Inc. (the "Corporation"), hereby authorizes the issuance of a series of convertible preferred stock of the Corporation and hereby establishes the voting powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions appertaining thereto in addition to those set forth in such Certificate of Incorporation (or otherwise provided by law) as follows (the following, referred to hereinafter as "this resolution" or "this Certificate of Designations", is to be filed as part of a Certificate of Designations under Section 151 of the Delaware General Corporation Law):

(1) Number and Designation. One million (1,000,000) shares of the Preferred Stock of the Corporation shall be designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock").

(2) Liquidation.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders an amount in cash equal to $10.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares after the filing date hereof) for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (the "Series A Liquidation Amount") before any payment shall be made

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or any assets distributed to the holders of Corporation's Class A common stock,
$.001 par value ("Common Stock"). If the assets of the Corporation, or the proceeds thereof, are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series A Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets, or the proceeds thereof, in accordance with the amount which would have been payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock are entitled were paid in full.

     (b) For the purposes of this paragraph (2), the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation or the consolidation or merger of the Corporation with or into one or more other corporations pursuant to which the shareholders of the Corporation immediately prior to such consolidation or merger own less than 50% of the voting securities of the surviving corporation immediately following such consolidation or merger shall be deemed to be a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary.

(3) Dividends.

     (a) From and after April 1, 2003, the holders of the then outstanding Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, and out of any funds legally available therefor, cumulative dividends at the annual rate of $0.80 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares after the filing date hereof). Dividends on the Series A Preferred Stock shall accumulate and accrue quarterly, beginning on April 1, 2003 and on the first day of each calendar quarter occurring thereafter, whether or not earned or declared. Dividends accruing on each share of Series A Preferred Stock shall be added to the Series A Liquidation Amount as they accrue and will remain a part thereof until such dividends are paid as provided herein.

     (b) The holders of shares of Series A Preferred Stock shall be entitled to receive on an as-converted basis, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, to the extent as, on the same basis as, at the same rate as, and contemporaneously with, cash dividends when, as and if declared by the Board of Directors with respect to shares of any Common Stock; provided, however, that no such dividends shall be paid unless and until such time as all Series A Dividends have been paid in cash to the holders of Series A Preferred Stock as provided in paragraph 3(a).

     (c) So long as any shares of Series A Preferred Stock are outstanding, no shares of Common Stock shall be purchased, redeemed or acquired by the Corporation or any subsidiary thereof and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to the purchase of shares of Common Stock from directors or employees of or consultants or advisers to the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, including, without limitation, the termination of employment by or service to the Corporation or any subsidiary.

(4) Conversion.

     (a) Each share of Series A Preferred Stock shall be convertible into shares of Common Stock in accordance with the provisions of this Section 4. Conversion shall occur: (i) at the option of the holder at any time after the date of

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issuance of such share at the office of the Corporation or any transfer agent for such stock, or (ii) automatically in the circumstances described in paragraph 4(b). In the event of such a conversion, the applicable shares of Series A Preferred Stock shall convert into such number of fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock as is determined by dividing the Series A Liquidation Amount by the Conversion Price (as defined below) on the date the certificate is surrendered for conversion in the event of a conversion under clause (i) above or on the date of automatic conversion in the event of a conversion under clause (ii) above. The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series A Preferred Stock
(the "Conversion Price") shall initially be $1.00 per share of Common Stock.

     Accordingly, each one (1) share of Series A Preferred Stock shall initially be convertible into ten (10) shares of Common Stock. The initial Conversion Price shall be adjusted as hereinafter provided.

     (b) Notwithstanding anything to the contrary herein, each outstanding share of Series A Preferred stock shall automatically convert upon the occurrence of either: (i) a Conversion Milestone (defined below), or (ii) written consent of holders of 66 2/3 % of the outstanding shares of Series A Preferred Stock to convert the outstanding shares of Series A Preferred Stock into Common Stock; provided, however, that an automatic conversion shall only occur if a registration statement under the Securities Act of 1933, as amended, covering the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock is then effective with the Securities and Exchange Commission. "Conversion Milestone" shall mean either (a) the Corporation's revenues for the Centiv Business (defined below) exceed $5 million for any two consecutive quarters in accordance with generally accepted accounting principles consistently applied, as such principles are applied by the Corporation on March 28, 2002 ("GAAP"), or (b) the Corporation's revenues for the Centiv Business exceed $20 million for the 12-month period ending March 31, 2003 in accordance with GAAP. The "Centiv Business" is the Corporation's division which offers digital merchandising services utilizing both Internet-based services and turnkey systems to retail and manufacturing customers who wish to produce high-resolution, full color posters, banners and other custom point-of-purchase signage.

     (c) Before any holder of Series A Preferred Stock shall be entitled to receive a certificate or certificates for shares of Common Stock upon conversion, such holder shall surrender the certificate or certificates for the holder's shares of Series A Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and, unless such conversion is automatic pursuant to clause (b) above, shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made (i) in the case such conversion is automatic pursuant to clause (b) above, upon the date that the Corporation provides a notice to the holders of Series A Preferred Stock certifying that the conditions for automatic conversion have been satisfied (which must, in the case of a conversion as a result of the achievement of a Conversion Milestone, include a certificate signed by the Corporation's independent auditors certifying the achievement of such Conversion Milestone), and (ii) in all other cases, immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted (in either case, the
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"Conversion Date"), and the person or persons entitled to receive the shares of
Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or record holders of such shares of Common Stock on such date.

     (d) All shares of Series A Preferred Stock which have been converted as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate, except only the right of the holders thereof, subject to the provisions of clause (c) of this paragraph (4), to receive shares of Common Stock in exchange therefor.

     (e) (i) For the purposes of this clause (e), the following definitions shall apply:

          (A) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities (as defined below);

          (B) "Original Issue Date" shall mean the date on which a share of Series A Preferred Stock was first issued;

          (C) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Additional Shares of Common Stock; and

          (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to clause (e)(iii) hereof, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

               (I) upon conversion of shares of Series A Preferred Stock;

               (II) to officers, directors or employees of, or consultants to, the Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors of the Corporation;

               (III) as a dividend or distribution on shares of the Series A Preferred Stock;

               (IV) for which adjustment of the Conversion Price is made pursuant to clause (j) or (k) of this paragraph (4);

               (V) in connection with collaborations, joint ventures or other forms of association, provided that the principal purpose of such relationship is not financing the Corporation's business; or

               (VI) in connection with obtaining bank or lease financing.

     (ii) Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to subclause (e)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue.

     (iii) In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

     (1) no further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

     (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock);

     (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

               (A) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

               (B) in the case of Options for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such

          Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

     (4) no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (a) the Conversion Price on the original adjustment date (before adjustment) and (b) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; (5) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustments of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

     (iv) In the event this Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subclause (e)(iii) hereof) for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price calculated in accordance with one of the following two methods, whichever is applicable:

     (1) in the event the Corporation has received $3,500,000 or more from the sale and issuance of Series A Preferred Stock prior to date of issuance of such Additional Shares of Common Stock, the Conversion Price shall be reduced to the price equal to the consideration per share at which such Additional Shares of Common Stock are issued or Seemed to be issued, and the resulting Conversion Price shall thereafter be subject to further adjustment from time to time pursuant to this subclause (e)(iv).

     (2) in the event the Corporation has received less than $3,500,000 from the sale and issuance of Series A Preferred Stock prior to date of issuance of such Additional Shares of Common Stock, the Conversion Price shall be reduced to a price (calculated to the nearest cent) determined by multiplying the Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of this calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated as if (1) all outstanding shares of Preferred Stock and all other outstanding evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock had been fully converted into or exchanged for shares of Common Stock immediately prior to such issuance, and (2) all outstanding rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock (or to acquire evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock) had been fully exercised (and had been fully converted and exchanged if, upon such exercise, evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock would be issued) immediately prior to such issuance, but not including in such calculation any additional shares of Common Stock issuable (A) upon exercise of warrants issued in connection with the Corporation's initial public offering, or (B) upon conversion of shares of Preferred Stock issuable upon exercise of outstanding warrants to purchase Preferred Stock, or (C) with respect to shares of Preferred

Stock, other evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock or rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock solely as a result of the adjustment of the respective Conversion Prices (or other conversion ratios or exercise prices) resulting from the issuance of Additional Shares of Common Stock causing such adjustment, and the resulting Conversion Price shall thereafter be subject to further adjustment from time to time pursuant to this subclause (e)(iv).

     (v) For purposes of this clause (e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

          (1) If such consideration consists of cash and property, such consideration shall:

               (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

               (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

               (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

     (2) If such consideration consists of Options and Convertible Securities, the consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subclause (e)(iii), relating to Options and Convertible Securities, shall be determined by dividing:

               (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

               (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

     (f) In case:
          (i) the Corporation shall declare a dividend (or any other distribution) on Common Stock payable otherwise than in cash out of its retained earnings; or

          (ii) the Corporation shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

          (iii) of any reclassification of the Common Stock (other than a subdivision, split or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

          (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (or any transaction deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to paragraph 2(b)); then the Corporation shall cause to be mailed to each holder of shares of Series A Preferred Stock at its address as shown on the books of the Corporation, at least 30 days (or 20 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or
     (y) the date on which such reclassification, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     (g) For the purposes of this paragraph (4), the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Corporation on the date of this Certificate of Designations, and (ii) any other class of common stock, including any class resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value or from no par value to par value or from par value to no par value.

     (h) No fractional share of Common Stock, or scrip representing a fractional share, shall be issuable upon the conversion of any Series A Preferred Stock. If a certificate or certificates representing more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares represented by certificates so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any shares of Series A Preferred Stock, the Corporation shall pay, in lieu thereof, in cash the Conversion Price thereof as of the business day immediately preceding the date of such conversion.

     (i) Such number of shares of Common Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Series A Preferred Stock.

     (j) If the Corporation shall at any time or from time to time effect a subdivision or stock split of the outstanding Common Stock, the Conversion Price of the Series A Preferred Stock then in effect immediately before that subdivision or stock split shall be proportionately decreased. If the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock, the Conversion Price of the Series A Preferred Stock then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision, stock split or combination, as the case may be, becomes effective.

     (k) In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price of the Series A Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the
Conversion Price of the Series A   Preferred Stock then in effect by a fraction:

          (1) the denominator of which shall be the sum of the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and

          (2) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price of Series A Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price of Series A Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment or issuance of such dividends or distributions.

     (l) In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Corporation that they would have received had their Series A Preferred Stock been converted into Common Stock on the date, or the record date, of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period, all subject to further adjustment as provided herein during such period.

     (m) If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, exchange, substitution or otherwise, then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(5) Redemption.

     (a) The Corporation shall have the option to redeem all or any portion of the outstanding shares of Series A Preferred Stock on March 27, 2006 (the "Optional Redemption Date") at a price per share equal to the Series A Liquidation Amount on the date of redemption ("Redemption Price"). If the

Optional Redemption Date is a Saturday, Sunday or legal holiday, then such redemption shall occur on the first business day thereafter.

     (b) Not less than 30 nor more than 60 days prior to the Optional Redemption Date, the Corporation shall give written notice by first class mail, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock, at the address of such holder last shown on the records of the Corporation, notifying such holder whether or not the Corporation had elected to effect a redemption of all or any portion of the outstanding shares of Series A Preferred Stock and, if so, the aggregate number of shares to be redeemed, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation in the manner and at the place designated, its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed on such Optional Redemption Date (the "Redemption Notice"). On or after the Optional Redemption Date, each holder of Series A Preferred Stock shall surrender to the Corporation the certificate or certificates representing such shares that are subject to redemption, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. Any redemption of less than all of the shares of Series A Preferred Stock outstanding shall be effected ratably among the holders of such shares based upon the aggregate Redemption Price of such shares held by each such holder.

     (c) From and after the Optional Redemption Date, unless there shall have been a default in the timely payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption in the Redemption Notice (except the right to receive the applicable Redemption Price, upon surrender of their certificate or certificates) and redeemed on such Optional Redemption Date shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be utstanding for any purpose whatsoever. Shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

     (d) Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation will be canceled and will not be reissued, sold or transferred. If fewer than the total number of shares of Series A Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series A Preferred Stock will be issued to the holder thereof without cost to such holder within a reasonable time after surrender of the certificate representing the redeemed shares.

     (e) Neither the Corporation nor any subsidiary thereof will redeem, purchase or otherwise acquire any shares of Series A Preferred Stock except as expressly authorized herein or pursuant to a purchase offer made pro-rata to all holders of shares of Series A Preferred Stock on the basis of the aggregate Series A Liquidation Amount of such shares of Series A Preferred Stock owned by each such holder.

     (f) In the event the Corporation does not redeem all shares of Series A Preferred Stock outstanding on the Optional Redemption Date (a "Redemption By-Pass"), the holders of the Series A Preferred shall have the right to elect a majority of the Board of Directors of the Corporation pursuant to paragraph 6(c).

(6) Voting.

     (a) The holders of shares of Series A Preferred Stock shall be entitled to vote with the holders of the Common Stock on all matters submitted to a vote of shareholders of the Corporation, except as otherwise provided herein or in the Delaware General Corporation Law. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of Series A Preferred Stock held of record by such holder could then be converted pursuant to paragraph 4 at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is first executed; provided, however, that no holder of Series A Preferred Stock hall be entitled to any additional votes as a result of any reduction to the Conversion Price pursuant to paragraph 4(e)(iv) hereof. The holders of shares of Series A Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation. (b) So long as at least 25,000 shares of Series A Preferred Stock remain outstanding (as adjusted or any stock dividends, combinations or splits with respect to such shares after the filing date hereof), the holders of Series A Preferred Stock voting as a class shall be entitled to elect one director. The remaining directors shall be elected by the holders of the Common Stock and Series A Preferred Stock voting together as a single class, with the Series A Preferred Stock voting on an as-if converted to Common Stock basis.

     (c) In the event of a Redemption By-Pass, the holders of Series A Preferred Stock shall be entitled to elect the smallest number of directors that shall constitute a majority of the authorized number of directors of the Corporation (including for these purposes any director elected by the Series A Preferred Stock pursuant to paragraph (b)), and the remaining directors shall be elected by vote of all the shareholders of the Corporation, with the Series A Preferred Stock voting on an as-if converted to Common Stock basis. Whenever under the provisions of this paragraph (c) the right shall have accrued to the holders of Series A Preferred Stock to elect a majority of the Corporation's directors, upon delivery to the Corporation of a written consent of holders of a majority of the voting power of the Series A Preferred Stock designating their nominees to the Board, the authorized number of directors shall automatically without any further action be increased to a number equal to two times the previously authorized number of directors (less any directors then in office elected by the holders of Series A Preferred Stock pursuant to paragraph (b)) plus one, and the directors so elected in the written consent shall effective immediately fill the vacancies created by the creation of such new board seats. Notwithstanding the foregoing, all directors elected as a result of the rights of the holders of Series A Preferred Stock to elect directors as set forth herein shall recuse themselves from (i) any vote to redeem all or a portion of the Series A Preferred Stock pursuant to paragraph (5) hereof, regardless of when such vote is taken, and (ii) any vote to amend the provisions of this sentence.

     (d) In the case of any vacancy in the office of a director elected by a specified group of shareholders, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of a majority of the shares of such specified group given at a special meeting of such shareholders duly called or by an action by written consent for that purpose; provided, however, that in the event of a vacancy in the office of a director elected by the holders of Series A Preferred Stock pursuant to paragraph (c), such vacancy may be filled by the vote of a majority of the other directors then in office elected by the holders of the Series A Preferred Stock. Subject to the applicable provisions of the Delaware General Corporation Law and the special removal rights set forth in paragraph (c) above, any director who shall have been elected by a specified group of shareholders may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of such specified group, given at a special meeting of such shareholders duly called or by an action by written consent for that purpose, and any such vacancy thereby created may, be filled by the vote of the holders of a majority of the shares of such specified group represented at such meeting or in such consent.

     (e) Without the affirmative vote or written consent of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class, the Corporation shall not:

     (i) authorize or issue, or obligate itself to issue, any other capital stock ranking senior to or on a parity with the Series A Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise; or

     (ii) amend this Certificate of Designation or otherwise take any action in a manner that would materially alter or change any of the powers, preferences, privileges or rights of the Series A Preferred Stock.

                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Centiv, Inc. has caused this Certificate of Designations to be signed by its duly authorized President this 21st day of May 2002.


                                        CENTIV, INC.
                                        By: /s/ WILLIAM M. RYCHEL
                                            ---------------------
                                            William M. Rychel, President